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                                                                    EXHIBIT 23.3


                         CONSENT OF ERNST & YOUNG LLP


       We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to Creative Computers, Inc. of our report dated January 22, 1999, with respect to the financial statements and schedule of uBid, Inc. incorporated by reference in the Annual Report (Form 10-K) of Creative Computers, Inc. for the year ended December 31, 1998.


                                             /s/ Ernst & Young LLP

Chicago, Illinois
May 26, 1999